Exhibit 20.4
Page 1 of 3

Navistar Financial 1994-C Owner Trust
For the Month of August 1995
Distribution Date of September 20, 1995

Original Pool Amount                    $315,029,921.60

Beginning Pool Balance                  $243,903,815.09
Beginning Pool Factor                         0.7742243

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)    $8,450,361.26
  Interest Collected                      $2,001,548.62

Additional Deposits:
  Repurchase Amounts                              $0.00
  Liquidation Proceeds/Recoveries           $247,007.92
Total Additional Deposits                   $247,007.92

Repos/Chargeoffs                            $134,617.10
Aggregate Number of Notes Charged Off                15

Total Available Funds                     $9,957,696.29

Ending Pool Balance                     $236,060,058.24
Ending Pool Factor                            0.7493258

Servicing Fee                               $203,253.18

Repayment of Servicer Advances              $741,221.51

Reserve Account:
  Beginning Balance                      $14,701,971.27
  Target Percentage                                6.00%
  Target Balance                         $14,163,603.49
  Minimum Balance                         $6,615,628.35
  (Release)/Deposit                        $(538,367.78)
  Ending Balance                         $14,163,603.49

                                      Dollars     Notes
Delinquencies:
  Installments:
     1-30 days                      1,175,516.91    924
    31-60 days                        163,771.34    147
    60+ days                           34,736.86     23

    Total                           1,374,025.11    929

  Balances:
    60+ days                          621,757.60     23

Memo Item - Reserve Account
  Prior Month                     $14,634,228.91
  + Invest. Income                     67,742.36
  - Transfer to Collections Account         0.00
  Beginning Balance               $14,701,971.27

Exhibit 20.4
Page 2 of 3

Navistar Financial 1994-C Owner Trust
For the Month of August 1995

                                                             NOTES
                                      TOTAL          CLASS A-1      CLASS A-2     CERTIFICATES
Original
 Pool Amount Dist.:             $315,029,921.60$207,000,000.00 $97,000,000.00 $11,029,921.60
 Distribution Percentages                               96.50%          0.00%          3.50%
 Coupon                                                 7.650%         8.000%         8.300%

Beginning Pool Balance          $243,903,815.09
Ending Pool Balance             $236,060,058.24

Collected Principal               $7,709,139.75
Collected Interest                $2,001,548.62
Charge-Offs                         $134,617.10
Liquidation Proceeds/Recoveries     $247,007.92
Servicing                           $203,253.18
Cash Transfer from Reserve Account        $0.00
  Total Collections Available
    for Debt Service              $9,754,443.11

Beginning Balance               $243,590,791.91$136,385,533.87 $97,000,000.00 $10,205,258.04

Interest Due                      $1,586,710.82    $869,457.78    $646,666.67     $70,586.37
Interest Paid                     $1,586,710.82    $869,457.78    $646,666.67     $70,586.37
Principal Due                     $7,843,756.85  $7,569,225.36          $0.00    $274,531.49
Principal Paid                    $7,843,756.85  $7,569,225.36          $0.00    $274,531.49

Ending Balance                  $235,747,035.06$128,816,308.51 $97,000,000.00  $9,930,726.55
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)            0.6223010073   1.0000000000   0.9003442553

Total Distributions               $9,430,467.67  $8,438,683.14    $646,666.67    $345,117.86

Interest Shortfall                        $0.00          $0.00          $0.00          $0.00
Principal Shortfall                       $0.00          $0.00          $0.00          $0.00
 Total Shortfall (required from Reserve)  $0.00          $0.00          $0.00          $0.00

Excess Servicing                    $323,975.44

Beginning Reserve Account Balance$14,701,971.27
(Release)/Draw                     $(538,367.78)
Ending Reserve Account Balance   $14,163,603.49

Memo Item - Advances:
 Servicer Advances - Current Month $(157,146.59)
 Total Outstanding Servicer Advances$2,420,665.63

Exhibit 20.4
Page 3 of 3

Navistar Financial 1994-C Owner Trust
For the Month of August 1995

Trigger Events:     A) Loss Trigger
                    B) Delinquency Trigger

                               5              4              3               2               1
                            Apr 1995       May 1995       June 1995      July 1995        Aug. 1995
Beg. Pool Balance        $275,352,505.86$267,465,631.09$259,895,830.27$251,839,547.04$243,903,815.09


A) Loss Trigger:
Principal of Contracts
  Charged off                $221,953.40    $188,306.09    $345,972.54    $105,856.09    $134,617.10
Recoveries                    $94,980.59    $183,131.87    $195,659.00    $191,242.39    $247,007.92

Total Charged off
  (Months 5,4,3)             $756,232.03
Total Recoveries
  (Months 3,2,1)              633,909.31
Net Loss/(Recoveries)
  for 3 Mos.                 $122,322.72(a)

Total Balance
  (Months 5,4,3)         $802,713,967.22(b)

Loss Ratio [(a/b)(12)]           0.1829%

Trigger:
  Is Ratio> 1.5%                      No


B) Delinquency Trigger:
  Balance delinquency
    60+ days                                               $806,036.64    $458,691.64    $621,757.60
  As % of Beginning
    Pool Balance                                              0.31014%       0.18214%       0.25492%
  Three Month Average                                         0.25727%       0.23535%       0.24906%

Trigger:
  Is Average> 2.0%                    No

  Navistar Financial Corporation



by:  /s/R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer